Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 July 25, 2018 FOR IMMEDIATE RELEASE

NextEra Energy reports second-quarter 2018 financial results

•	NextEra Energy achieves strong second-quarter financial and operational results

•	Florida Power & Light Company grows regulatory capital by 12.9 percent and continues delivering outstanding customer value

•	NextEra Energy Resources adds approximately 1,620 megawatts to its renewables backlog

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2018 second-quarter net income attributable to NextEra Energy on a GAAP basis of $795 million, or $1.64 per share, compared to $793 million, or $1.68 per share, for the second quarter of 2017. On an adjusted basis, NextEra Energy's 2018 second-quarter earnings were $1 billion, or $2.11 per share, compared to $881 million, or $1.86 per share, in the second quarter of 2017.

Adjusted earnings for these periods exclude the effects of non-qualifying hedges, NextEra Energy Partners, LP net investment gains, the transitional impacts of tax reform, change in unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and other than temporary impairments (OTTI), operating results from the Spain solar projects and merger-related expenses.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

"NextEra Energy delivered strong second-quarter results and remains on track to meet its objectives for the year," said Jim Robo, chairman and chief executive officer of NextEra Energy. "We grew adjusted earnings per share by approximately 13 percent against the prior-year comparable quarter, reflecting excellent performance at both Florida Power & Light Company and NextEra Energy Resources. At FPL, our major capital initiatives remain on schedule as we continue to execute one of the largest solar expansions ever in the U.S. NextEra Energy Resources continues to capitalize on what we believe is the best renewables development environment in our history with terrific origination success, adding approximately 1,620 megawatts of renewables projects to our backlog, including 535 megawatts of additional wind repowering opportunities and 90 megawatts of battery storage projects. During the quarter, we also announced proposed transactions that would expand NextEra Energy's regulated business operations through the acquisition of Gulf Power, Florida City Gas and ownership stakes in two natural gas power plants from Southern Company. These assets are an excellent complement to our existing operations and will allow us to extend our best-in-class value proposition to additional Florida customers. We continue to believe that NextEra Energy has excellent prospects for growth and one of the strongest balance sheets in the sector. We are well-positioned to meet our full-year financial expectations, and I will be disappointed if we are not able to deliver financial results at or near the top of our 6 to 8 percent adjusted earnings per share compound annual growth rate range through 2021, plus the expected accretion in 2020 and 2021 from the announced acquisitions of $0.15 and $0.20, respectively, following the assumed closing of the transactions."

Florida Power & Light Company
NextEra Energy's principal rate-regulated electric utility subsidiary, Florida Power & Light Company (FPL), reported second-quarter 2018 net income of $626 million, or $1.32 per share, compared to $526 million, or $1.12 per share, for the prior-year quarter.

FPL's growth over the prior-year comparable quarter was primarily driven by continued investment in the business. For the second quarter of 2018, regulatory capital employed grew by approximately 12.9 percent year-over-year. During the second quarter, FPL's average number of customers increased by approximately 56,000, or 1.1 percent, from the prior-year comparable period.

The company’s major capital initiatives remain on track. Construction is underway at four 74.5-megawatt (MW) solar energy centers, as part of FPL's plans for more than 3,200 MW of additional solar projects across Florida over the coming years. These solar energy centers, which remain on track to come online in early 2019, are projected to generate more than $40 million in total savings for FPL customers.

Construction on the approximately 1,750-MW FPL Okeechobee Clean Energy Center remains on schedule and on budget. The state-of-the-art, natural-gas-fueled plant is expected to begin operation in mid-2019. Additionally, the approximately 1,200-MW FPL Dania Beach Clean Energy Center continues to advance through the development process to support its projected commercial operation date in 2022.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported a second-quarter 2018 contribution to net income attributable to NextEra Energy on a GAAP basis of $274 million, or $0.55 per share, compared to $301 million, or $0.64 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources' earnings for the second quarter of 2018 were $408 million, or $0.86 per share, compared to $351 million, or $0.74 per share, for the second quarter of 2017.

NextEra Energy Resources' contribution to second-quarter 2018 adjusted earnings per share increased $0.12, compared to the prior-year quarter. The business' results were primarily driven by an increase in contributions from new investments, existing generation assets and gas infrastructure, as well as the reduction in the corporate federal income tax rate. Partially offsetting these gains were lower contributions from the company's customer supply and trading businesses, as well as higher interest expense and corporate expenses.

During the second quarter, the NextEra Energy Resources team continued to execute on its contracted renewables development program. Over the past few months, the team added 1,082 MW of new renewables projects to its backlog, including 300 MW of new wind projects, 692 MW of new solar projects and 90 MW of battery storage projects. Among the battery storage projects is the largest solar-plus-storage project announced in the U.S. to date. Also during the quarter, NextEra Energy Resources added 535 MW to its wind repowering backlog and commissioned an approximately 100-MW repowering project.

Corporate and Other
In the second quarter of 2018 on a GAAP basis, Corporate and Other earnings decreased $0.15 per share, compared to the prior-year quarter. On an adjusted basis, Corporate and Other earnings for the second quarter of 2018 decreased $0.07 per share, compared to the prior-year quarter, primarily reflecting the one-time effect of an unfavorable tax ruling.

Outlook
NextEra Energy expects adjusted earnings per share to be in the range of $7.45 to $7.95 for 2018 and is targeting the midpoint of $7.70 per share. Upon closing the Gulf Power, Florida City Gas and natural gas plant acquisitions, the company expects 2020 adjusted earnings per share to be in a range of $8.70 to $9.20 and 2021 adjusted earnings per share to be in a range of $9.40 to $9.95. These ranges reflect the company's expected compound annual growth rate in adjusted earnings per share of 6 to 8 percent off a base at the midpoint of the 2018 range of $7.70 per share, plus the expected transaction accretion of $0.15 in 2020 and $0.20 in 2021.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards, the effect of non-qualifying hedges, the transitional impacts of tax reform, NextEra Energy Partners, LP net investment gains, as well as unrealized gains and losses on equity securities held in NextEra Energy Resources' nuclear decommissioning funds and OTTI, none of which can be determined at this time. Adjusted earnings expectations also exclude the operating results from the Spain solar projects and merger-related expenses. In addition, adjusted earnings expectations assume, among other things: normal weather and operating conditions; continued recovery of the national and the Florida economy; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; no divestitures other than to NextEra Energy Partners, LP or unannounced acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's second-quarter 2018 earnings conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be the second-quarter 2018 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/investors. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/investors, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $17.2 billion, operates approximately 46,790 megawatts of net generating capacity and employs approximately 14,000 people in 33 states and Canada as of year-end 2017. Headquartered in Juno Beach, Florida, NextEra Energy’s principal subsidiaries are Florida Power & Light Company, which serves approximately 5 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world’s largest generator of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity, and has been ranked No. 1 in the electric and gas utilities industry in Fortune’s 2018 list of "World’s Most Admired Companies." For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, and statements concerning future dividends. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, policies or assessments on renewable energy; impact of new or revised laws, regulations, interpretations or other regulatory initiatives on
NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and for certain existing projects to be impaired; risk to NextEra
Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or result in reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission;

inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NEP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; and effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2017 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended June 30, 2018	FPL	NEER	Corporate and Other(1)	NextEra Energy
Operating Revenues	$2,908	$1,162	$(1)	$4,069
Operating Expenses (Income)
Fuel, purchased power and interchange	765	159	(30)	894
Other operations and maintenance	388	412	49	849
Merger-related	—	—	1	1
Depreciation and amortization	511	301	19	831
Losses (gains) on disposal of a business/assets - net	(2)	(41)	4	(39)
Taxes other than income taxes and other - net	324	46	1	371
Total operating expenses (income) - net	1,986	877	44	2,907
Operating Income (Loss)	922	285	(45)	1,162
Other Income (Deductions)
Interest expense	(141)	(128)	(125)	(394)
Equity in earnings (losses) of equity method investees	—	55	(1)	54
Allowance for equity funds used during construction	20	—	2	22
Interest income	1	7	2	10
Gains on disposal of investments and other property - net	—	3	—	3
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	13	—	13
Other net periodic benefit income	—	—	51	51
Other - net	—	10	—	10
Total other income (deductions) - net	(120)	(40)	(71)	(231)
Income (Loss) before Income Taxes	802	245	(116)	931
Income Tax Expense (Benefit)	176	65	(11)	230
Net Income (Loss)	626	180	(105)	701
Net (Income) Loss Attributable to Noncontrolling Interests	—	94	—	94
Net Income (Loss) Attributable to NextEra Energy, Inc.	$626	$274	$(105)	$795
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$626	$274	$(105)	$795
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(2)	—	45	98	143
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(3)	—	(16)	—	(16)
Tax reform-related(4)	—	26	(2)	24
NEP investment gains - net(5)	—	77	—	77
Operating loss (income) of Spain solar projects(6)	—	1	—	1
Merger-related expenses(7)	—	—	1	1
Less related income tax expense (benefit)	—	1	(26)	(25)
Adjusted Earnings (Loss)	$626	$408	$(34)	$1,000
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)(8)	$1.32	$0.55	$(0.23)	$1.64
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(2)	—	0.09	0.21	0.30
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(3)	—	(0.04)	—	(0.04)
Tax reform-related(4)	—	0.06	(0.01)	0.05
NEP investment gains - net(5)	—	0.19	—	0.19
Operating loss (income) of Spain solar projects(6)	—	—	—	—
Merger-related expenses(7)	—	—	—	—
Less related income tax expense (benefit)	—	0.01	(0.04)	(0.03)
Adjusted Earnings (Loss) Per Share	$1.32	$0.86	$(0.07)	$2.11
Weighted-average shares outstanding (assuming dilution)				475
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

(2) After tax impact on adjusted earnings by segment is $0, $35, $73, $108 or $0.00, $0.07, $0.17, $0.24 per share, respectively.
(3) After tax impact on adjusted earnings by segment is $(11) or $(0.02) per share, respectively.
(4) After tax impact on adjusted earnings by segment is $0, $19, ($2), $17 or $0.00, $0.04, ($0.01), $0.03 per share, respectively.
(5)After tax impact on adjusted earnings by segment is $0, $89, ($1), $88 or $0.00, $0.22, $0.00, $0.22 per share, respectively.
(6) After tax impact on adjusted earnings is $2 or $0.00 per share.
(7) After tax impact on adjusted earnings is $1 or $0.00 per share.
(8) Adjusted for the impact of dilutive securities at NEP.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Three Months Ended June 30, 2017	FPL	NEER	Corporate and Other(1)(2)	NextEra Energy(2)
Operating Revenues	$3,091	$1,295	$18	$4,404
Operating Expenses (Income)
Fuel, purchased power and interchange	893	141	(16)	1,018
Other operations and maintenance	404	420	20	844
Merger-related	—	—	4	4
Depreciation and amortization	537	345	4	886
Losses (gains) on disposal of a business/assets - net	(1)	(3)	3	(1)
Taxes other than income taxes and other - net	317	54	6	377
Total operating expenses (income) - net	2,150	957	21	3,128
Operating Income (Loss)	941	338	(3)	1,276
Other Income (Deductions)
Interest expense	(121)	(230)	(79)	(430)
Benefits associated with differential membership interests - net	—	119	—	119
Equity in earnings (losses) of equity method investees	—	66	—	66
Allowance for equity funds used during construction	19	6	—	25
Interest income	—	17	2	19
Gains on disposal of investments and other property - net	—	3	—	3
Other net periodic benefit income	—	—	10	10
Other - net	—	6	(1)	5
Total other income (deductions) - net	(102)	(13)	(68)	(183)
Income (Loss) before Income Taxes	839	325	(71)	1,093
Income Tax Expense (Benefit)	313	13	(37)	289
Net Income (Loss)	526	312	(34)	804
Net (Income) Loss Attributable to Noncontrolling Interests	—	(11)	—	(11)
Net Income (Loss) Attributable to NextEra Energy, Inc.	$526	$301	$(34)	$793
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$526	$301	$(34)	$793
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(3)	—	95	57	152
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI(4)	—	2	—	2
Operating loss (income) of Spain solar projects(5)	—	(6)	—	(6)
Merger-related expenses(6)	—	—	4	4
Less related income tax expense (benefit)	—	(41)	(23)	(64)
Adjusted Earnings (Loss)	$526	$351	$4	$881
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.12	$0.64	$(0.08)	$1.68
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(3)	—	0.20	0.12	0.32
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI(4)	—	—	—	—
Operating loss (income) of Spain solar projects(5)	—	(0.01)	—	(0.01)
Merger-related expenses(6)	—	—	0.01	0.01
Less related income tax expense (benefit)	—	(0.09)	(0.05)	(0.14)
Adjusted Earnings (Loss) Per Share	$1.12	$0.74	$—	$1.86
Weighted-average shares outstanding (assuming dilution)				472
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

(2) Prior period amounts have been retrospectively adjusted for an accounting standards update related to the presentation of retirement benefits.
(3) After tax impact on adjusted earnings by segment is $0, $57, $35, $92, respectively, or $0.00, $0.12, $0.07, $0.19 per share.
(4) After tax impact on adjusted earnings is $1 or $0.00 per share.
(5) After tax impact on adjusted earnings is ($8) or ($0.02) per share.
(6) After tax impact on adjusted earnings is $3 or $0.01 per share.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Six Months Ended June 30, 2018	FPL	NEER	Corporate and Other(1)	NextEra Energy
Operating Revenues	$5,528	$2,408	$(4)	$7,932
Operating Expenses (Income)
Fuel, purchased power and interchange	1,477	297	(61)	1,713
Other operations and maintenance	734	793	99	1,626
Merger-related	—	—	1	1
Depreciation and amortization	1,056	595	37	1,688
Losses (gains) on disposal of a business/assets - net	(3)	(58)	6	(55)
Taxes other than income taxes and other - net	635	111	4	750
Total operating expenses (income) - net	3,899	1,738	86	5,723
Operating Income (Loss)	1,629	670	(90)	2,209
Other Income (Deductions)
Interest expense	(275)	(213)	(132)	(620)
Equity in earnings (losses) of equity method investees	—	231	20	251
Allowance for equity funds used during construction	42	—	2	44
Interest income	2	22	4	28
Gain on NEP deconsolidation	—	3,935	—	3,935
Gains on disposal of investments and other property - net	—	53	—	53
Change in unrealized gains (losses) on equity securities held in NEER's nuclear decommissioning funds - net	—	(7)	—	(7)
Other net periodic benefit income	—	—	102	102
Other - net	—	19	(3)	16
Total other income (deductions) - net	(231)	4,040	(7)	3,802
Income (Loss) before Income Taxes	1,398	4,710	(97)	6,011
Income Tax Expense (Benefit)	288	1,201	(10)	1,479
Net Income (Loss)	1,110	3,509	(87)	4,532
Net (Income) Loss Attributable to Noncontrolling Interests	—	691	—	691
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,110	$4,200	$(87)	$5,223
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,110	$4,200	$(87)	$5,223
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(2)	—	(80)	100	20
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(3)	—	3	—	3
Tax reform-related(4)	—	(598)	3	(595)
NEP investment gains - net(5)	—	(3,825)	—	(3,825)
Operating loss (income) of Spain solar projects(6)	—	7	—	7
Merger-related expenses(7)	—	—	1	1
Less related income tax expense (benefit)	—	1,086	(1)	1,085
Adjusted Earnings (Loss)	$1,110	$793	$16	$1,919
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)(8)	$2.34	$8.80	$(0.19)	$10.95
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(2)	—	(0.17)	0.21	0.04
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(3)	—	0.01	—	0.01
Tax reform-related(4)	—	(1.24)	0.01	(1.23)
NEP investment gains - net(5)	—	(8.03)	—	(8.03)
Operating loss (income) of Spain solar projects(6)	—	0.01	—	0.01
Merger-related expenses(7)	—	—	—	—
Less related income tax expense (benefit)	—	2.29	—	2.29
Adjusted Earnings (Loss) Per Share	$2.34	$1.67	$0.03	$4.04
Weighted-average shares outstanding (assuming dilution)				475
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

(2)After tax impact on adjusted earnings by segment is $0, ($59), $79, $20 or $0.00, ($0.13), $0.17, $0.04 per share, respectively.
(3) After tax impact on adjusted earnings by segment is $0, $2, ($2), $0 or $0.00, $0.00, $0.00, $0.00 per share, respectively.
(4) After tax impact on adjusted earnings by segment is $0, ($448), $0, ($448) or $0.00, ($0.92), $0.00, ($0.92) per share, respectively.
(5) After tax impact on adjusted earnings by segment is $0, ($2,910), $25, ($2,885) or $0.00, ($6.10), $0.05, ($6.05) per share, respectively.
(6) After tax impact on adjusted earnings is $8 or $0.02 per share.
(7) After tax impact on adjusted earnings is $1 or $0.00 per share.
(8) Adjusted for the impact of dilutive securities at NEP.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

Preliminary
Six Months Ended June 30, 2017	FPL	NEER	Corporate and Other(1)(2)	NextEra Energy(2)
Operating Revenues	$5,618	$2,719	$40	$8,377
Operating Expenses (Income)
Fuel, purchased power and interchange	1,661	286	(30)	1,917
Other operations and maintenance	775	832	76	1,683
Merger-related	—	—	15	15
Depreciation and amortization	810	685	10	1,505
Losses (gains) on disposal of a business/assets - net	(3)	(4)	(1,094)	(1,101)
Taxes other than income taxes and other - net	623	89	8	720
Total operating expenses (income) - net	3,866	1,888	(1,015)	4,739
Operating Income (Loss)	1,752	831	1,055	3,638
Other Income (Deductions)
Interest expense	(240)	(420)	(130)	(790)
Benefits associated with differential membership interests - net	—	244	—	244
Equity in earnings (losses) of equity method investees	—	92	5	97
Allowance for equity funds used during construction	34	12	1	47
Interest income	1	35	3	39
Gains on disposal of investments and other property - net	—	33	15	48
Other net periodic benefit income	—	—	53	53
Other - net	—	11	(28)	(17)
Total other income (deductions) - net	(205)	7	(81)	(279)
Income (Loss) before Income Taxes	1,547	838	974	3,359
Income Tax Expense (Benefit)	576	42	346	964
Net Income (Loss)	971	796	628	2,395
Net (Income) Loss Attributable to Noncontrolling Interests	—	(19)	—	(19)
Net Income (Loss) Attributable to NextEra Energy, Inc.	$971	$777	$628	$2,376
Reconciliations of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings (Loss):
Net Income (Loss) Attributable to NextEra Energy, Inc.	$971	$777	$628	$2,376
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(3)	—	(107)	85	(22)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(4)	—	2	—	2
Gains on disposal of a business/assets(5)	—	—	(1,096)	(1,096)
Operating loss (income) of Spain solar projects(6)	—	2	—	2
Merger-related expenses(7)	—	—	38	38
Less related income tax expense (benefit)	—	34	367	401
Adjusted Earnings (Loss)	$971	$708	$22	$1,701
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$2.06	$1.65	$1.34	$5.05
Adjustments - pretax:
Net losses (gains) associated with non-qualifying hedges(3)	—	(0.23)	0.18	(0.05)
Change in unrealized losses (gains) on equity securities held in NEER's nuclear decommissioning funds and OTTI - net(4)	—	—	—	—
Gains on disposal of a business/assets(5)	—	—	(2.33)	(2.33)
Operating loss (income) of Spain solar projects(6)	—	—	—	—
Merger-related expenses(7)	—	—	0.08	0.08
Less related income tax expense (benefit)	—	0.08	0.79	0.87
Adjusted Earnings (Loss) Per Share	$2.06	$1.50	$0.06	$3.62
Weighted-average shares outstanding (assuming dilution)				471
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

(2) Prior period amounts have been retrospectively adjusted for an accounting standards update related to the presentation of retirement benefits.
(3) After tax impact on adjusted earnings by segment is $0, ($70), $53, ($17), respectively, or $0.00, ($0.15), $0.11, ($0.04) per share.
(4) After tax impact on adjusted earnings is $1 or $0.00 per share.
(5) After tax impact on adjusted earnings is ($685) or ($1.45) per share.
(6) After tax impact on adjusted earnings is $0 or $0.00 per share.
(7) After tax impact on adjusted earnings is $26 or $0.06 per share.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions) (unaudited)		Preliminary
June 30, 2018	FPL	NEER	Corporate and Other(1)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$48,629	$30,890	$1,016	$80,535
Nuclear fuel	1,218	651	—	1,869
Construction work in progress	3,458	3,760	129	7,347
Accumulated depreciation and amortization	(12,885)	(8,063)	(144)	(21,092)
Total property, plant and equipment - net	40,420	27,238	1,001	68,659
Current Assets
Cash and cash equivalents	38	377	63	478
Customer receivables, net of allowances	1,148	1,066	16	2,230
Other receivables	239	526	(104)	661
Materials, supplies and fossil fuel inventory	783	376	—	1,159
Regulatory assets	344	—	—	344
Derivatives	3	456	—	459
Other	172	386	(4)	554
Total current assets	2,727	3,187	(29)	5,885
Other Assets
Special use funds	4,210	1,924	—	6,134
Investment in equity method investees	—	6,017	200	6,217
Prepaid benefit costs	1,391	—	99	1,490
Regulatory assets	2,264	9	230	2,503
Derivatives	—	1,429	31	1,460
Other	599	2,248	295	3,142
Total other assets	8,464	11,627	855	20,946
Total Assets	$51,611	$42,052	$1,827	$95,490
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	9,141	9,799	(9,204)	9,736
Retained earnings	8,479	16,725	(1,751)	23,453
Accumulated other comprehensive income (loss)	—	(110)	(63)	(173)
Total common shareholders' equity	18,993	26,414	(12,386)	33,021
Noncontrolling interests	—	3,151	—	3,151
Total equity	18,993	29,565	(12,386)	36,172
Long-term debt	12,379	4,631	11,346	28,356
Total capitalization	31,372	34,196	(1,040)	64,528
Current Liabilities
Commercial paper	987	—	1,405	2,392
Other short-term debt	—	5	200	205
Current maturities of long-term debt	92	377	1,144	1,613
Accounts payable	713	1,630	(45)	2,298
Customer deposits	442	3	—	445
Accrued interest and taxes	522	278	(63)	737
Derivatives	2	363	131	496
Accrued construction-related expenditures	270	414	2	686
Regulatory liabilities	372	—	13	385
Other	442	396	89	927
Total current liabilities	3,842	3,466	2,876	10,184
Other Liabilities and Deferred Credits
Asset retirement obligations	2,097	951	—	3,048
Deferred income taxes	5,122	2,434	(394)	7,162
Regulatory liabilities	8,728	—	118	8,846
Derivatives	1	457	33	491
Other	449	548	234	1,231
Total other liabilities and deferred credits	16,397	4,390	(9)	20,778
Commitments and Contingencies
Total Capitalization and Liabilities	$51,611	$42,052	$1,827	$95,490
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets		Preliminary
(millions)
(unaudited)
December 31, 2017	FPL	NEER	Corporate and Other(1)	NextEra Energy
Property, Plant and Equipment
Electric plant in service and other property	$47,167	$37,182	$988	$85,337
Nuclear fuel	1,192	575	—	1,767
Construction work in progress	3,623	3,010	46	6,679
Accumulated depreciation and amortization	(12,802)	(8,452)	(113)	(21,367)
Total property, plant and equipment - net	39,180	32,315	921	72,416
Current Assets
Cash and cash equivalents	33	743	938	1,714
Customer receivables, net of allowances	1,073	1,127	20	2,220
Other receivables	160	814	(457)	517
Materials, supplies and fossil fuel inventory	840	433	—	1,273
Regulatory assets	335	—	1	336
Derivatives	2	484	3	489
Other	241	366	1	608
Total current assets	2,684	3,967	506	7,157
Other Assets
Special use funds	4,090	1,913	—	6,003
Investment in equity method investees	—	2,153	168	2,321
Prepaid benefit costs	1,351	—	76	1,427
Regulatory assets	2,249	9	211	2,469
Derivatives	—	1,304	11	1,315
Other	690	3,888	141	4,719
Total other assets	8,380	9,267	607	18,254
Total Assets	$50,244	$45,549	$2,034	$97,827
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	8,291	7,936	(7,127)	9,100
Retained earnings	7,376	12,244	(628)	18,992
Accumulated other comprehensive income (loss)	—	162	(51)	111
Total common shareholders' equity	17,040	20,342	(9,174)	28,208
Noncontrolling interests	—	1,290	—	1,290
Total equity	17,040	21,632	(9,174)	29,498
Long-term debt	11,236	9,616	10,611	31,463
Total capitalization	28,276	31,248	1,437	60,961
Current Liabilities
Commercial paper	1,687	—	—	1,687
Other short-term debt	250	5	—	255
Current maturities of long-term debt	466	565	645	1,676
Accounts payable	893	2,385	(43)	3,235
Customer deposits	445	3	—	448
Accrued interest and taxes	439	374	(191)	622
Derivatives	2	341	21	364
Accrued construction-related expenditures	300	729	4	1,033
Regulatory liabilities	333	—	13	346
Other	982	483	101	1,566
Total current liabilities	5,797	4,885	550	11,232
Other Liabilities and Deferred Credits
Asset retirement obligations	2,047	984	—	3,031
Deferred income taxes	5,005	1,120	(371)	5,754
Regulatory liabilities	8,642	—	123	8,765
Derivatives	—	494	41	535
Deferral related to differential membership interests	—	5,403	—	5,403
Other	477	1,415	254	2,146
Total other liabilities and deferred credits	16,171	9,416	47	25,634
Commitments and Contingencies
Total Capitalization and Liabilities	$50,244	$45,549	$2,034	$97,827
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

Preliminary
Six Months Ended June 30, 2018	FPL	NEER	Corporate and Other(1)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$1,110	$3,509	$(87)	$4,532
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,056	595	37	1,688
Nuclear fuel and other amortization	76	42	9	127
Unrealized losses (gains) on marked to market derivative contracts - net	—	(87)	86	(1)
Foreign currency transaction losses (gains)	—	—	11	11
Deferred income taxes	268	1,316	(189)	1,395
Cost recovery clauses and franchise fees	(49)	—	—	(49)
Acquisition of purchased power agreement	(52)	—	—	(52)
Losses (gains) on disposal of a business/assets - net	(3)	(111)	6	(108)
Gain on NEP deconsolidation	—	(3,935)	—	(3,935)
Other - net	7	(103)	(5)	(101)
Changes in operating assets and liabilities:
Current assets	(139)	(50)	63	(126)
Noncurrent assets	(15)	—	9	(6)
Current liabilities	(325)	178	(272)	(419)
Noncurrent liabilities	(55)	20	12	(23)
Net cash provided by (used in) operating activities	1,879	1,374	(320)	2,933
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,414)	—	—	(2,414)
Independent power and other investments of NEER	—	(3,220)	—	(3,220)
Nuclear fuel purchases	(90)	(98)	—	(188)
Other capital expenditures and other investments	—	—	(101)	(101)
Proceeds from sale or maturity of securities in special use funds and other investments	1,101	608	79	1,788
Purchases of securities in special use funds and other investments	(1,228)	(628)	(136)	(1,992)
Distributions from equity method investees	—	633	—	633
Other - net	22	106	11	139
Net cash provided by (used in) investing activities	(2,609)	(2,599)	(147)	(5,355)
Cash Flows From Financing Activities
Issuances of long-term debt	1,594	46	1,235	2,875
Retirements of long-term debt	(798)	(399)	(17)	(1,214)
Net change in commercial paper	(700)	—	1,405	705
Proceeds from other short-term debt	—	—	200	200
Repayments of other short-term debt	(250)	—	—	(250)
Issuances of common stock - net	—	—	11	11
Dividends on common stock	—	—	(1,047)	(1,047)
Dividends & capital distributions from (to) parent - net	850	1,286	(2,136)	—
Other - net	(28)	(3)	(59)	(90)
Net cash provided by (used in) financing activities	668	930	(408)	1,190
Effects of currency translation on cash, cash equivalents and restricted cash	—	(15)	—	(15)
Net increase (decrease) in cash, cash equivalents and restricted cash	(62)	(310)	(875)	(1,247)
Cash, cash equivalents and restricted cash at beginning of period	174	871	938	1,983
Cash, cash equivalents and restricted cash at end of period	$112	$561	$63	$736
————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows (1)
(millions)
(unaudited)

Preliminary
Six Months Ended June 30, 2017	FPL	NEER	Corporate and Other(2)	NextEra Energy
Cash Flows From Operating Activities
Net income (loss)	$971	$796	$628	$2,395
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	810	685	10	1,505
Nuclear fuel and other amortization	101	33	9	143
Unrealized losses (gains) on marked to market derivative contracts - net	—	(118)	132	14
Foreign currency transaction losses (gains)	—	—	(12)	(12)
Deferred income taxes	399	593	(106)	886
Cost recovery clauses and franchise fees	10	—	—	10
Acquisition of purchased power agreement	(243)	—	—	(243)
Losses (gains) on disposal of a business, assets and investments - net	(3)	(37)	(1,109)	(1,149)
Recoverable storm-related costs	(105)	—	—	(105)
Other - net	(41)	(205)	140	(106)
Changes in operating assets and liabilities:
Current assets	(227)	28	(30)	(229)
Noncurrent assets	(16)	(32)	(57)	(105)
Current liabilities	437	(637)	406	206
Noncurrent liabilities	(13)	66	(12)	41
Net cash provided by (used in) operating activities	2,080	1,172	(1)	3,251
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,648)	—	—	(2,648)
Independent power and other investments of NEER	—	(4,106)	—	(4,106)
Nuclear fuel purchases	(94)	(55)	—	(149)
Other capital expenditures and other investments	—	—	(34)	(34)
Proceeds from sale of the fiber-optic telecommunications business	—	—	1,482	1,482
Proceeds from sale or maturity of securities in special use funds and other investments	902	437	80	1,419
Purchases of securities in special use funds and other investments	(949)	(456)	(126)	(1,531)
Distributions from equity method investees	—	7	—	7
Other - net	(1)	42	5	46
Net cash provided by (used in) investing activities	(2,790)	(4,131)	1,407	(5,514)
Cash Flows From Financing Activities
Issuances of long-term debt	200	768	1,803	2,771
Retirements of long-term debt	(35)	(314)	(1,536)	(1,885)
Net change in commercial paper	732	—	1,115	1,847
Proceeds from other short-term debt	200	—	—	200
Issuances of common stock - net	—	—	25	25
Dividends on common stock	—	—	(920)	(920)
Dividends & capital distributions from (to) parent - net	(400)	2,869	(2,469)	—
Other - net	(2)	(287)	(72)	(361)
Net cash provided by (used in) financing activities	695	3,036	(2,054)	1,677
Net increase (decrease) in cash, cash equivalents and restricted cash	(15)	77	(648)	(586)
Cash, cash equivalents and restricted cash at beginning of period	153	720	656	1,529
Cash, cash equivalents and restricted cash at end of period	$138	$797	$8	$943
————————————
(1) Amounts have been retrospectively adjusted to reflect the adoption of an accounting standards update which requires that restricted cash be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the consolidated statements of cash flows.

(2) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Year-To-Date
2017 Earnings Per Share Attributable to NextEra Energy, Inc.	$3.37	$1.68	$5.05

FPL - 2017 Earnings Per Share	$0.95	$1.12	$2.06
New investment growth	0.08	0.10	0.18
Base revenues/cost management	0.03	0.10	0.14
Allowance for funds used during construction	0.01	—	0.02
Wholesale operations	—	0.02	0.02
Other and share dilution	(0.05)	(0.02)	(0.08)
FPL - 2018 Earnings Per Share	$1.02	$1.32	$2.34

NEER - 2017 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.01	$0.64	$1.65
New investments	(0.17)	0.07	(0.10)
Existing assets	0.06	0.07	0.12
Gas infrastructure	0.06	0.04	0.09
Customer supply and proprietary power & gas trading	0.01	(0.05)	(0.04)
Asset Sales	0.07	(0.02)	0.05
Non-qualifying hedges impact	(0.06)	0.05	(0.02)
Tax reform-related	0.96	(0.04)	0.92
NEP investment gains - net (see related tax effects in Corporate and Other below)	6.32	(0.22)	6.10
Spain operating results	0.01	(0.02)	(0.02)
Change in unrealized gains (losses) on securities held in NEER's nuclear decommissioning funds and OTTI - net	(0.03)	0.02	—
Interest and corporate general and administrative expenses	(0.11)	(0.08)	(0.19)
Income tax rate reduction	0.12	0.13	0.25
Other, including income taxes and share dilution	0.01	(0.04)	(0.01)
NEER - 2018 Earnings Per Share Attributable to NextEra Energy, Inc.	$8.26	$0.55	$8.80

Corporate and Other - 2017 Earnings (Loss) Per Share	$1.41	$(0.08)	$1.34
Non-qualifying hedges impact	0.03	(0.10)	(0.06)
Gains on disposal of a business/assets - net (including consolidating tax effects)	(1.46)	—	(1.45)
NEP investment gains - net	(0.06)	—	(0.05)
Merger-related expenses	0.05	0.01	0.06
Tax reform-related	—	0.01	—
Other, including interest expense, interest income and consolidating income tax benefits or expenses and share dilution	0.07	(0.07)	(0.03)
Corporate and Other - 2018 Earnings (Loss) Per Share	$0.04	$(0.23)	$(0.19)

2018 Earnings Per Share Attributable to NextEra Energy, Inc.	$9.32	$1.64	$10.95

Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

The sum of the quarterly amounts may not equal the total for the year due to rounding.